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                                                                      EXHIBIT 19



                          Schedule of certain documents
                   substantially identical to filed documents
                     with parties thereto and other material
                                differing details
                          -----------------------------


(19)(a) Additional parties to Special Deferred Compensation Agreement, as amended, in substantially the forms incorporated by reference to Exhibit
        (ix) to Form 10-K for the fiscal year ended June 24, 1977, to Exhibit
        (2) to Form 10-Q for the fiscal quarter ended September 23, 1983, and to Exhibit (19)(c) to Form 10-Q for the fiscal quarter ended September 30, 1986:

                                 Paul R. D'Aloia
                                 Don R. Graber
                                 I. Edward Tonkon

(19)(b) Additional parties to Severance Pay Agreement, as amended, in substantially the form incorporated by reference to Exhibit (xi) to Form 10-K for the fiscal year ended June 27, 1980, and to Exhibit 10(n) to Form 10-K for the fiscal year ended June 26, 1991:

                                 Paul R. D'Aloia
                                 I. Edward Tonkon

(19)(c) Additional party to Severance Pay Agreement, in substantially the form incorporated by reference to Exhibit (19)(a) to Form 10-Q for the fiscal quarter ended June 20, 1986:

                                 Don R. Graber